NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

CHATAND, INC.

THIS CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued Convertible Promissory Note of chatAND, Inc., a Nevada corporation, having its principal place of business at 244 5th Avenue, Suite C68, New York, New York 10001 (the “Company”) designated as its Convertible Promissory Note ( the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Richard Rosenblum, a resident of the State of New Jersey, with its principal address at 19 Horizon Drive, Wayne, NJ 10036, or its assigns (“Holder”), pursuant to the terms hereunder, the principal sum of Five Thousand Dollars ($5,000) on or before January 23, 2016 (the “Maturity Date”). The Company further promises to pay interest on the outstanding principal from the date hereof until payment in full at the rate of ten percent (10%) per annum and such interest shall be due at the Maturity Date. This Note is subject to the following additional provisions:

Section 1. Repayment and Additional Grants. The Company may repay this Note to Holder, in whole or in part, at any time. In addition, Holder may convert this Note, including any interest due and payable, in whole or in part, pursuant to Section 2 below.

Section 2. Conversion.

(a) Conversion Right. In the event there exists an Event of Default (as defined below) while this Note is outstanding and the Company issues any new equity interests (“New Equity”), then the outstanding principal balance and any accrued but unpaid interest under this Note shall, at the option of Holder, convert upon the first closing of the New Equity in whole into the New Equity on the same terms, conditions and preferences as given to the purchasers of the New Equity; provided, however, the principal and accrued but unpaid interest of this Note will be increased to $50,000 without further action required by Holder.

(b) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion (the “Conversion Shares”) hereunder shall be determined by the quotient obtained by dividing (x) $50,000 by (y) the per share price of the New Equity. All such Conversion Shares shall be “restricted securities” as such term is defined by the Securities Act.

(ii) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after the conversion date, the Company shall deliver, or cause to be delivered, to Holder, a certificate or certificates representing the Conversion Shares without restrictive legend, if applicable. “Trading Day” means any day during which the Company’s then current principal trading market shall be open for trading.

(iii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall round up to the next whole share.

(c) Representations of Holder. Holder is, and will be at the time of any conversion under this Note, an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Holder to utilize the information available with respect to the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own shares of the Company. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

Section 3. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events:

(i) any default in the payment of (A) the principal amount of any Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a conversion date or the Maturity Date or by acceleration or otherwise) which default, is not cured within five (5) Trading Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Note which failure is not cured, if possible to cure, within five (5) Trading Days after notice of such failure sent by Holder or by any other Holder; or

(iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and such petition or proceedings shall not have been dismissed within ninety (90) days of the filing thereof.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable in cash or as otherwise specified herein in Section 2 above. From the date of the Event of Default then the default interest shall be payable at fifteen percent (15%) per annum.

Section 4. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Company, or by Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the respective Company or Holder, at the address set forth above. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page, (ii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(d) Waiver. Any waiver by the Company or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. Any waiver by the Company or Holder must be in writing.

(e) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances

(f) Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(h) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note pursuant to written agreements in form and substance satisfactory to Holder (such approval not to be unreasonably withheld or delayed).

(i) Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and Holder’s successors and assigns. This Note shall not be assigned by either the Company or Holder without the prior written consent of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by a duly authorized officer as of October 23, 2015.

CHATAND, INC.

By:	/s/ Victoria Rudman
Name:	Victoria Rudman
Title:	Chief Financial Officer

AGREED TO AND ACKNOWLEDGE BY:

RICHARD ROSENBLUM

By:	/s/ Richard Rosenblum
Name:	Richard Rosenblum